Form N-SAR
Sub-Item 77E
Legal Proceedings
333-106142, 811-21371

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Adviser Semiannual Report to Shareholders, filed on Form N-CSR on October 25, 2004, accession number 0001241554-04-000012 (File No. 333-106142).